Exhibit 10.50

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is effective as of date set forth on the signature page hereof by and among CIG Wireless Corp., a corporation incorporated in the State of Nevada (the “Company”) and CRG Finance AG (“CRG”).

WHEREAS, the Company and CRG have previously entered into a Corporate Development Agreement dated as of June 1, 2011 (the “2011 Corporate Development Agreement”);

WHEREAS, pursuant to the terms of the 2011 Corporate Development Agreement, CRG agreed to serve as development agent to the Company, and to assist (a) in the offer and sale of the Company’s common stock or any class of preferred stock; (b) to assist the Company to obtain credit or indebtedness financing; and/or (c) to assist the Company to identify suitable mergers and acquisition companies and assets;

WHEREAS, the Company and CRG have previously entered into a Corporate Development Agreement dated as of March 22, 2012, as amended on August 24, 2012 (collectively referred to herein as the “2012 Corporate Development Agreement”);

WHEREAS, pursuant to the terms of the 2012 Corporate Development Agreement, CRG agreed to serve as development agent to the Company, and to assist (a) in the offer and sale of the Company’s common stock or any class of preferred stock; (b) to assist the Company to obtain credit or indebtedness financing; and/or (c) to assist the Company to identify suitable mergers and acquisition companies and assets;

WHEREAS, the Company and CRG have previously entered into a Corporate Consulting Agreement dated as of March 22, 2012 (the “Corporate Consulting Agreement” and together with the 2011 Corporate Development Agreement and the 2012 Corporate Development, collectively, the “Agreements”);

WHEREAS, pursuant to the terms of the Corporate Consulting Agreement, CRG agreed to provide advisory and consulting services to the Company; and

WHEREAS, the Company and CRG have determined that it is in their mutual best interest to terminate each of the Agreements as of the date hereof.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Termination Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged as adequate in all respects, the parties hereto agree as follows:

1.           Representations. CRG represents and warrants to the Company that prior to the date hereof, CRG has not transferred, or attempted to transfer, any of its rights or duties under the Agreements. CRG hereby acknowledges that CRG has had an adequate opportunity to review this Termination Agreement. CRG has had the opportunity to, and to the extent desired to do so, has consulted with counsel of CRG’s own selection concerning the substance of this Termination Agreement and the transactions contemplated hereby, including without limitation, the legal, tax and investment consequences thereof.

TERMINATION AGREEMENT

2.           Termination of the Agreements. The Company and CRG hereby jointly, definitively and irrevocably terminate the Agreements, effective as of the date hereof. CRG acknowledges that except as set forth in this Termination Agreement, all right to payment related to or pursuant to the Agreements shall be terminated hereby.

3.           Termination Payment. Within ten (10) calendar days of the date of this Termination Agreement, the Company shall pay to CRG the sum of Thirty-Five Thousand Sixty-Five Dollars ($35,065) (the “Cash Payment”) and shall issue to CRG One Hundred and Twenty Thousand (120,000) shares of the Company’s common stock (the “Securities”). The Cash Payment shall be sent via wire transfer pursuant to those instructions set forth on Exhibit A hereto. The parties hereto agree that the Cash Payment and the Securities shall represent the only amounts to be paid to CRG in consideration for the termination of the Agreements, and CRG shall receive no further compensation for services rendered pursuant to the Agreements other than the Cash Payment and the Securities. The Company hereby represents and warrants that the Securities, when issued, shall be duly authorized, validly issued, fully paid and non-assessable. CRG acknowledges that neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved the issuance of the Securities, nor passed upon or endorsed the merits of the Securities; CRG further understands and agrees that the Securities have not been registered (i) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) with any state securities commission. In connection with the issuance of the Securities, CRG hereby represents and warrants that those acknowledgements and representations set forth on Annex A to this Termination Agreement are true and complete. Annex A is incorporated herein by reference thereto. CRG agrees to comply with any and all covenants and agreements set forth in Annex A.

4.           Release. CRG represents and warrants to the Company and any direct or indirect subsidiary thereof and its officers, directors, employees, representatives, shareholders, agents, attorneys, accountants, consultants and affiliates and any successor to any of the aforementioned (collectively, the “Released Parties”) that CRG has no claims against the Company or any of the Released Parties in connection with the termination of the Agreements. CRG hereby fully and forever releases and discharges the Released Parties from any claim, and/or cause of action, that CRG and all other persons having rights under the Agreements, has with respect to any matter arising from or related to the Agreements or the termination thereof, without regard to whether such claim or cause of action is presently known or knowable. CRG understands that in some jurisdictions a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by such creditor must have materially affected such creditor’s settlement with the debtor. Notwithstanding the foregoing, CRG hereby expressly waives and relinquishes all rights and benefits under any such provision of the law of any applicable jurisdiction to such effect or similar effect with respect to CRG’s release of any claims CRG may have against any of the Released Parties. CRG agrees to indemnify and hold harmless the Company and each of the Released Parties and their respective successors and assigns from and against any and all losses (including, without limitation, all reasonable fees, costs, expenses and disbursements of counsel) incurred in connection with defending any action of CRG brought to contest this Termination Agreement, or to revive the Agreements, or to dispute the validity and irrevocability of the termination of the Agreements hereby.

5.           Further Action. The parties hereto shall execute and deliver all further instruments and documents, provide all information and take or forbear from all such action as may be necessary or appropriate to accomplish the purposes of this Termination Agreement.

6.           Presumption. This Termination Agreement or any section thereof shall not be construed against any party due to the fact that said Termination Agreement or any section thereof was drafted by said party.

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TERMINATION AGREEMENT

7.           Titles and Captions. All article, section and paragraph titles or captions contained in this Termination Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Termination Agreement.

8.           Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by facsimile (confirmed by mail), and shall be deemed to be given for purposes of this Termination Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto, in the case of CRG to the address of record on file with the Company; and in the case of the Company, to the principal executive office of the Company.

9.           Severability. Should any provision of this Termination Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Termination Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10.          Successors in Interest. Neither this Termination Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written content of the other party. Subject to the preceding sentence, all rights relinquished by CRG and all rights of the Company under this Termination Agreement shall be final, binding and conclusive upon the successors and assigns of the parties hereto.

11.          Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Termination Agreement may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

12.          Entire Agreement; No Third-Party Beneficiaries. This Termination Agreement constitutes the entire agreement, and supersedes and preempts all prior agreements, understandings, or representations by or between the parties, whether written or oral. This Termination Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto. No waiver by either party hereto of any provision or condition of this Termination Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. Nothing in this Termination Agreement, express or implied, is intended to confer upon any party, other than either party hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Termination Agreement.

13.          Governing Law; Arbitration. This Termination Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Any dispute, claim or controversy arising out of or relating to this Termination Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Termination Agreement to arbitrate, shall be determined by arbitration in the City of New York before a single arbitrator. The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on any Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

[Signature Page Follows]

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TERMINATION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of this 1st day of August, 2013.

CIG Wireless Corp.

By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	Chief Executive Officer
	Address:	Five Concourse Parkway, Suite 3100
Atlanta, Georgia 30328

CRG Finance AG

By:	/s/ Sergei Stetsenko
	Name:	Sergei Stetsenko
	Title:	President
Address:
Jurisdiction of Incorporation:

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TERMINATION AGREEMENT

Exhibit A

Wire Transfer Instructions for CRG Finance AG

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TERMINATION AGREEMENT

ANNEX A

CIG Wireless Corp. and CRG Finance AG

Regulation S – Rule 903 Acknowledgments and Representations

Whereas, CRG has entered into an arrangement with the Company with respect to the issuance by the Company of the Securities described in Section 3 of the Termination Agreement;

Whereas, the transaction between CRG and the Company as issuer has been undertaken pursuant to the exemption from registration provided by Rule 903 of Regulation S promulgated under the Securities Act;

Whereas, CRG desires to provide supplemental written acknowledgment, representations, warranties and confirmation to the Company with respect to Subscriber’s compliance with the terms and conditions required by Rule 903 of Regulation S;

Now, therefore, in consideration for the authorization for issuance of the Securities, CRG does hereby acknowledge, represent, warrant, covenant, undertake and confirm all of the following for the benefit of the Company, and the Company’s respective officers, directors, employees, counsel and transfer agent, who may all fully rely upon such representations on and after the date hereof to the extent required by Rule 903 of Regulation S under the Securities Act (this “Acknowledgement”). All Capitalized terms not defined herein have the meaning defined Regulation S of the Securities Act.

1.   REGULATION S REPRESENTATIONS OF PURCHASER

(a)	CRG acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Securities hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

(b)	CRG understands and acknowledges that the Securities have not been registered under the Securities Act and are being issued in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder. Accordingly, the Securities may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the Securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

(c)	CRG understands that the Company is under no obligation to register the Securities under the Securities Act, or to assist CRG in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. CRG understands that the Securities must be held indefinitely unless the Securities are registered under the Securities Act or an exemption from registration is available. CRG acknowledges that such person has been advised of the limitation of Rule 144 promulgated under the Securities Act (“Rule 144”), and that CRG has been advised that Rule 144 permits resales only under certain circumstances which are currently not available with respect to the Securities. CRG understands that it will be unable to sell or trade any of the Securities without either registration under the Securities Act or the availability of exemption from registration.

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TERMINATION AGREEMENT

(d)	CRG acknowledges its understanding that the issuance of the Securities is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of CRG made herein, nothing herein shall construe CRG as a distributor acting on behalf of the Company with respect to further distribution of the Securities issued to CRG.

(e)	CRG expressly affirms and certifies the validity of the following acknowledgments, representations and warranties for the benefit of the Company with the intent that the same may be relied upon in determining the suitability of CRG as a qualified Non-U.S. Person purchaser and Subscriber of Securities:

(i)	CRG did not receive the offer for the Securities (the “Offer”), nor was CRG or its officers, directors, employees or shareholders solicited to purchase or acquire the Securities, in the United States; that any and all documents underlying the issuance of Company Securities have not been executed or delivered by CRG in the United States, and neither CRG nor any Person acting on behalf of CRG has engaged, directly or indirectly, in any negotiations with respect to the Offer or the closing of the issuance of Company Securities in the United States;

(ii)	CRG is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Securities for the account or benefit of a U.S. Person);

(iii)	CRG is not acquiring the Securities as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

(iv)	The Securities have not been registered under the Securities Act or under any state securities laws and CRG agrees to issue its Securities in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the Securities are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such issuance the Company may require, as a condition affecting a transfer of the Securities, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the Securities under the Securities Act or any applicable state securities laws on its behalf or to assist it in complying with any exemption from such registration;

(v)	The Securities will be acquired solely for the account of CRG, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Securities, provided, however, CRG reserves the right to sell or transfer the Securities at Subscriber’s discretion at any time if made in compliance with the requirements prescribed by applicable law.
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TERMINATION AGREEMENT

(vi)	CRG agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its Securities or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

(vii)	CRG’s jurisdiction of principal place of business and corporate domicile, as set forth in Termination Agreement is true and correct.

(viii)	CRG is not the issuer of the Securities, or a distributor, dealer or an affiliate of the issuer, distributor or a dealer. CRG is not receiving a selling concession, fee or other remuneration in respect of the Securities received by CRG. CRG undertakes and agrees that: (a) any offer or resale of the Securities within a one year restricted period shall be made solely outside of the United States in an offshore transaction on a designated offshore securities market as such term is defined in Rule 902(b) of Regulation S promulgated under the Securities Act; (b) No directed selling efforts shall be made in the United States by any issuer, an affiliate, or any person acting on their behalf; (c) the Company will send to CRG a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes); pursuant to registration of the Securities under the Act; or pursuant to an available exemption from the registration requirements of the Act.

(f)	Without the prior written consent of the Company, CRG shall not under any circumstances solicit, offer, introduce or close any transaction involving the Securities with any U.S. Person (as such term is defined under Rule 902(k) of Regulation S promulgated under the Securities Act of 1933, as amended) with respect to any and all offerings and/or placements of shares of the Company’s common stock or other securities, unless the Securities are registered with the U.S. Securities & Exchange Commission or an exemption from such registration is available thereof.

(g)	CRG agrees to fully comply with all applicable securities laws and not to trade at any time in any securities of the Company on the basis of material non-public information and will not disclose any confidential transactions involving the Company to any third parties, other than to authorized representatives of CRG who shall be under strict instructions not to make any further disclosures to any other persons.

(h)	CRG acknowledges and agrees that each stock certificate representing the Securities shall contain a restricted transfer legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD TO NON-U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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TERMINATION AGREEMENT

(i)	All representations, warranties and covenants contained in this undertaking shall survive the date hereof and remain in full force and effect without termination.

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